Exhibit 3.4

FIRST AMENDMENT

This First Amendment (this “Amendment”) to the Limited Liability Company Agreement (the “Agreement”) of Genesis Energy, LLC, a Delaware limited liability company (the “Company”), is executed and delivered by each of the undersigned to be effective as of December 31, 2008.

RECITALS

A.
Each of Joseph A. Blount, Jr., an individual, Grant E. Sims, an individual, and Robert V. Deere, an individual, and the individuals collectively, the “New Members,” desires to become a Class B Member (as defined in the Agreement) of the Company.

B.	Denbury Gathering and Marketing, Inc., the sole member of the Company (the “Member”), desires that each of the New Members becomes a Class B Member (as defined in the Agreement).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.
In accordance with the terms of the Agreement, and as evidenced by his signature hereto, each of the New Members hereby agrees that he is a party to, is bound by, and will comply with all of the provisions of the Agreement in the same manner as if he were an original signatory to the Agreement.

2.
In accordance with the terms of the Agreement, the Company and the Member hereby acknowledge the admission of each New Member as Class B Members of the Company, effective as of December 31, 2008, and that Exhibit A to the Agreement is hereby amended and restated in its entirety and replaced by Exhibit A attached hereto.

3.	In accordance with the terms of the Agreement, each New Member agrees that he has been admitted as a Class B Member of the Company, effective as of December 31, 2008.

4.	Except as expressly modified hereby, the Agreement is hereby ratified and confirmed in all respects and remains in full force and effect.

5.
This Amendment may be executed in one or more counterparts, none of which need contain the signatures of all persons, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the each of the undersigned hereby execute and deliver this Amendment as of December 31, 2008.

COMPANY:

GENESIS ENERGY, LLC

By:	/s/ Ross A Benavides
Ross A. Benavides, its Secretary

MEMBER:

Class A Member

Denbury Gathering and Marketing, Inc.

By:	/s/ Phil Rykhoek
Phil Rykhoek, its Chief Financial Officer and Secretary

[Signature Page to Amendment]

Class B Members:

Joseph A. Blount, Jr.

/s/ Joseph A. Blount, Jr.

Grant E. Sims

/s/ Grant E. Sims

Robert V. Deere

/s/ Robert V. Deere

[Signature Page to Amendment]

EXHIBIT A

MEMBERS

AND

MEMBER CAPITAL CONTRIBUTIONS

AS OF

DECEMBER 31, 2008

MEMBER	CLASS OF MEMBER	AGREED EFFECTIVE DATE CAPITAL ACCT. BAL.

Denbury Gathering and Marketing, Inc.	Class A	$46,301,213.57
5100 Tennyson Parkway, Suite 1200
Plano, TX 75024
Tel: (972) 673-2000
Fax: (972) 673-2150

Joseph A. Blount Jr.	Class B	Zero
6914 Cutten Parkway
Houston, TX 77069

Grant E. Sims	Class B	Zero
11505 Quail Hollow
Houston, TX 77024

Robert V. Deere	Class B	Zero
126 Sugarberry Circle
Houston, TX 77024

A-1